Exhibit 99.1

                               Corporate & financial news release

MARK GOLDSTEIN TO RETIRE AS SCOTT’S LIQUID GOLD CEO AND CHAIRMAN

Board of Directors Appoint Tisha Pedrazzini and Kevin Paprzycki as Interim Co-Presidents

GREENWOOD VILLAGE, COLORADO – April 29, 2021 – Scott’s Liquid Gold-Inc.’s (OTC: SLGD) Board of Directors today announced the following organizational changes:

•	Mark Goldstein, CEO and Chairman, retired from the Company and Board effective April 26, 2021.

•

Tisha Pedrazzini, current Board member, and Kevin Paprzycki, current Board member and CFO, have been appointed Interim Co-Presidents in addition to their other responsibilities.  Tisha, who joined Scott’s Board of Directors in January, brings strong sales, marketing, brand management and over 20 years of CPG experience, and Kevin, who has been CFO since 2018, brings significant financial and operational experience to the Office of the President.

•	Dan Roller, current Board Member, has been named Chairman of the Board of Directors

Since becoming chief executive officer in 1990, Mark Goldstein has grown SLG through product innovation, brand acquisition and superior sales relationships.  The Company has more than doubled sales since 2010, and has grown its portfolio into 12 high-quality brands.  Mark has been instrumental in Scott’s acquisition and growth strategy.

Gerald “Bud” Laber, Scott’s Liquid Gold’s lead independent director, said, “On behalf of the entire board, I thank Mark for his strong leadership and his commitment to the company for nearly 43 years.  Mark’s vision and dedication have not only led the company through difficult times but have also positioned Scott’s well for future growth. Under Mark’s leadership, Scott’s has developed a portfolio of high-quality, high value brands and built longstanding relationships with some of America’s largest retailers.”

“It has been a privilege to serve as Scott’s Liquid Gold’s CEO for over three decades and to work with our incredibly dedicated and talented employees and management team,” said Mr. Goldstein. “I am tremendously proud of what we have built together and am highly confident in Tisha and Kevin’s leadership moving forward.  Our 70 years of history could never have happened without our great consumers, supportive retail customers, terrific partners, and the thousands of employees over the years that called Scott's Liquid Gold home.  I thank them all!”

Mr. Paprzycki said, “I am grateful for the opportunity to have worked with and learned from Mark over the past few years.  I speak for all employees in thanking him for the passion and immense efforts he brought to the Company.  He will be greatly missed.”

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. develops, markets, and sells high-quality, high-value household and personal care products nationally and internationally to mass merchandisers, drugstores, supermarkets, hardware stores, e-commerce retailers, other retail outlets, and to wholesale distributors.  Over the last 65+ years we have developed a reputation for delivering products that consumers know and trust.

Our flagship product, Scott’s Liquid Gold® Wood Care, is a leader in its category and is known for bringing life back to and protecting all types of natural wood surfaces. Our Kids N Pets® brands are award winning, safe, nontoxic, stain and odor removing products targeted toward households with children and pets. Our newly acquired Biz and Dryel are top performing laundry care products, with Biz being a top stain removing laundry additive, and Dryel being the market leader in at-home dry cleaning.

Scott’s Liquid Gold-Inc. also owns Neoteric Cosmetics, a personal care company with a rich history of offering products that deliver high-quality, proven results that customers expect. Neoteric’s personal care products are embraced and respected by both medical professionals and consumers alike and include brands such as Alpha® Skin Care, Prell®, and Denorex®. Neoteric Cosmetics is also the proud American specialty channel distributor for Batiste Dry Shampoo.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

Kevin Paprzycki, CFO

303.576.6032